                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): SEPTEMBER 18, 1998




                            CERULEAN COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



Georgia                           333-2796                      58-2217138
(State or other                 (Commission                  (I.R.S. Employer
jurisdiction                    File Number)               Identification No.)
of incorporation)


3350 Peachtree Road, N.E., Atlanta, Georgia                        30326
(Address of principal executive offices)                         (Zip Code)


                                 (404) 842-8000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  OTHER EVENTS

On September 18, 1998, Plaintiffs Allen Saravuth, Nga Nguyen, Chansamone Sengsavath and Fatana Pirzad, individually and on behalf of all others similarly situated, filed a lawsuit against Cerulean Companies, Inc. (the "Company"), Blue Cross and Blue Shield of Georgia, Inc. ("BCBSGA"), James L. Laboon, Jr., Fred L. Tolbert, Jr., Richard D. Shirk, James E. Albright, W. Daniel Barker, Elizabeth
W. Camp, Louis H. Felder, M.D., Edward M. Gillespie, Joseph D. Greene, Mel H. Gregory, Jr., Frank J. Hanna, III, R. Pierce Head, Jr., Charles H. Keaton, James
H. Leigh, Jr., M.D., Julia L. Mitchell-Ivey, Charles R. Underwood, M.D.,W. Jerry Vereen, A. Max Walker, Dan H. Willoughby, M.D., Joe M. Young, and John B. Zellars (collectively, the "Defendant Directors") in the Superior Court of Richmond County ("the Court"), State of Georgia, bearing Civil Action File No. 98-RCCV-806. In addition, Plaintiffs filed a Motion for Temporary Restraining Order and Interlocutory Injunctive Relief, which was heard and denied by the Court on September 21, 1998. The Plaintiffs identify themselves as four individuals who were entitled to receive shares of the Company's stock in connection with the conversion of BCBSGA from a non-profit corporation to a regular business corporation. The Plaintiffs assert claims for specific performance, fraud, breach of provisions of the Insurance Code of Georgia, breach of fiduciary duty, and request declaratory judgment and certification of a class action consisting of all persons who were "eligible subscribers" of BCBSGA as of February 1, 1996, and who did not become holders of Class A shares of the Company. The Plaintiffs allege that they and the members of the purported class are entitled to receive shares of Class A Stock in the Company. The Plaintiffs allege alternatively that offering materials disseminated by BCBSGA during 1996 relating to Class A shares of the Company contained materially misleading and deceptive statements and omissions and that Plaintiffs and the purported class members are entitled to an award of damages in excess of $100 million. The Plaintiffs also assert derivative causes of action against the Defendant Directors alleging that the Defendant Directors breached fiduciary duties by, among other things, approving the placement and issuance of preferred shares in the Company during 1996, the issuance of Class A shares in the Company, the settlement of the LET'S GET TOGETHER, INC. ET AL. V. INSURANCE COMMISSIONER, ET AL., Civil Action E-61714 (Superior Court of Fulton County, Georgia) lawsuit, and certain management compensation. On October 28, 1998, the Company and BCBSGA filed answers and a motion to dismiss. The case remains pending. No discovery has taken place as of this date. After considering the complaint, management of the Company believes the case to be without merit and, in any event, believes that its impact on the assets of the Company, if any, would not be material.


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                            CERULEAN COMPANIES, INC.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   CERULEAN COMPANIES, INC.
                                                           Registrant




Date:  November 3, 1998                    By:  /s/ Hugh J. Stedman
                                                -------------------------------
                                                Hugh J. Stedman, Secretary